Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	B2Gold Corp.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted
Reporting Entity ESTMA Identification Number	E750687		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Michael Cinnamond				Date	5/16/2024
Position Title	SVP Finance and CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	B2Gold Corp.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E750687
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlemengts	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Colombia	Community of Cisneros								10,000	10,000
Colombia	Community of San Roque		100,000						2,447,000	2,547,000	Provision of $1,970,000 of in-kind infrastructure improvement contributions valued at cost mainly for resettlement costs around the Community
Colombia	Community of Maceo								20,000	20,000
Colombia	Yolombo Municipality		50,000						10,000	60,000
Colombia	Government of Colombia	National Army							60,000	60,000
Colombia	Government of Colombia	National Police							60,000	60,000
Philippines	Government of Philippines	Department of Environment and Natural Resources Mines and Geosciences Bureau			20,000				2,570,000	2,590,000	Infrastructure Improvement Payments includes $2,570,000 of in-kind contributions valued at cost related to Social Development and Management Program ("SDMP") expenditures for various community programs
Philippines	Puro Barangay		130,000						360,000	490,000

Infrastructure Improvement Payments includes $360,000 of in-kind contributions valued at cost related to Social Development and Management Program ("SDMP") expenditures for various community programs.

Barangay is the smallest unit of administrative division in the Philippines, the closest approximate translation of Barangay in

English would be neighbourhood, or community or village.

Philippines	Municipality of Aroroy	Municipal Treasurer of Aroroy	3,140,000		20,000					3,160,000
Philippines	City of Makati	City Treasury of Makati	140,000		40,000					180,000
Philippines	Government of Philippines	Bureau of Customs	600,000		60,000					660,000
Philippines	Government of Philippines	Bureau of Internal Revenue	23,230,000	14,770,000						38,000,000
Philippines	Province of Masbate	Provincial Treasurer of Masbate	840,000							840,000
Mali	Community of Kenieba								550,000	550,000
Mali	Government of Mali	Department of Customs			83,660,000					83,660,000
Mali	Government of Mali	Department of Land		54,240,000				53,150,000		107,390,000
Mali	Government of Mali	Tax Department of Major Enterprises	113,250,000	21,450,000	5,820,000			5,910,000		146,430,000
Mali	Government of Mali	National Department for Trade and Competition			2,080,000					2,080,000
Mali	Town of Kenieba	Tax Department of Kenieba	5,580,000							5,580,000
Namibia	Government of Namibia	Ministry of Finance Customs & Excise		4,210,000	250,000					4,460,000
Namibia	Government of Namibia	Ministry of Finance Receiver of Revenue	65,720,000							65,720,000
Namibia	Government of Namibia	Ministry of Mines and Energy		9,650,000	10,000					9,660,000
Canada	Government of Canada				480,000					480,000
Canada	Government of Nunavut				330,000					330,000
Canada	Kitikmeot Inuit Association				1,280,000					1,280,000
Additional Notes:

Note 1:

All payments have been reported in B2Gold's Reporting Currency which is in US dollars. Payments denominated in currencies other than USD are translated at the exchange rate at the date of the transaction with the following exchange rate ranges:

•
Canada: translated at exchange rates between CAD/USD 0.7203393 and 0.7617057
•
Colombia: translated at exchange rates between COP/USD 0.0002002 and 0.0002886
•
Namibia: translated at exchange rates between NAD/USD 0.0505612 and 0.0594847
•
Mali: translated at exchange rates between CFA/USD 0.0015936 and 0.0017137
•
Philippines: translated at exchange rates between PHP/USD 0.0175097 and 0.0186303

Note 2:

Payments under the 'Fees' column mostly relate to Import Fees and Duties paid for the importation of goods used for mining. The Act does not require disclosure of consumption taxes, however the Company has opted to classify and disclose these payments as Fees as they can be interpreted as such.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	B2Gold Corp.					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E750687
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Colombia	Gramalote	150,000	-	-	-	-	-	2,607,000	2,757,000	Provision of $1,970,000 of in-kind infrastructure improvement contributions valued at cost mainly for resettlement costs around the Community
Philippines	Masbate	28,080,000	14,770,000	140,000	-	-	-	2,930,000	45,920,000

Infrastructure Improvement Payments includes $2,570,000 of in-kind contributions valued at cost related to Social Development and Management Program ("SDMP") expenditures for various community programs

Mali	Fekola	118,660,000	75,690,000	82,350,000	-	-	59,060,000	550,000	336,310,000
Mali	Fekola Regional	170,000	-	9,210,000	-	-	-	-	9,380,000
Namibia	Otjikoto	65,720,000	13,860,000	260,000	-	-	-	-	79,840,000
Canada	Back River	-	-	2,090,000	-	-	-	-	2,090,000
Additional Notes:

Note 1:

All payments have been reported in B2Gold's Reporting Currency which is in US dollars. Payments denominated in currencies other than USD are translated at the exchange rate at the date of the transaction with the following exchange rate ranges:

•
Canada: translated at exchange rates between CAD/USD 0.7203393 and 0.7617057
•
Colombia: translated at exchange rates between COP/USD 0.0002002 and 0.0002886
•
Namibia: translated at exchange rates between NAD/USD 0.0505612 and 0.0594847
•
Mali: translated at exchange rates between CFA/USD 0.0015936 and 0.0017137
•
Philippines: translated at exchange rates between PHP/USD 0.0175097 and 0.0186303

Note 2:

Payments under the 'Fees' column mostly relate to Import Fees and Duties paid for the importation of goods used for mining. The Act does not require disclosure of consumption taxes, however the Company has opted to classify and disclose these payments as Fees as they can be interpreted as such.